JOHN C. GIORDANO, JR.	KURT E. ANDERSON
JOHN R. HALLERAN	PAUL T. COLELLA
FRANK R. CIESLA	GERALD P. LALLY
BERNARD J. BERRY, JR.	SEAN E. REGAN	OF COUNSEL:
THOMAS A. PLISKIN	JAY S. BECKER	S. THOMAS GAGLIANO
JOHN A. AIELLO	TIMOTHY D. LYONS	RONALD P. HEKSCH
MICHAEL J. GROSS	J. SCOTT ANDERSON	DERRICK A. SCENNA
JOHN A. GIUNCO	PETER B. BENNETT	ROBERT E. BRENNAN, JR.
EDWARD S. RADZELY	LAURENCE I. ROTHSTEIN
SHARLENE A. HUNT	ROBERT J. FEINBERG	________
PHILIP D. FORLENZA	PATRICK S. CONVERY
MICHAEL J. CANNING ❒	MICHAEL A. PANE, JR.	JOHN C. GIORDANO
PAUL H. SCHNEIDER	MICHAEL J. VITIELLO	(1921-1989)
ELIZABETH CHRISTIAN	STEVEN M. DALTON
ANDREW B. ROBINS	PAMELA J. KNAUER	________
MICHAEL A. BRUNO	TIMOTHY J. DENGLER
________	________
❒CERTIFIED BY
ANDREA C. SASSA	THEODORE P. BROGOWSKI	THE SUPREME COURT OF
TARA PHELAN CARVER	BRIAN H. HARVEY	NEW JERSEY AS A
TARA L. BENSON	MELISSA V. SKROCKI	CIVIL TRIAL ATTORNEY
CATHERINE J. BICK	AFIYFA H. BOLTON
MONICA J. CERES	CRAIG M. GIANETTI
RACHEL M. RINNINSLAND	CHARLES C. JEWELL
RAYMOND AMOROSO, III	MICHAEL A. STEIN
LISA MICELI WATERS

GIORDANO, HALLERAN & CIESLA
A PROFESSIONAL CORPORATION

ATTORNEYS AT LAW

PLEASE RESPOND TO:
U.S. POSTAL SERVICE ADDRESS:
POST OFFICE BOX 190
MIDDLETOWN, NEW JERSEY 07748

OR:

HAND DELIVERY AND OVERNIGHT SERVICE ADDRESS:
125 HALF MILE ROAD
RED BANK, NEW JERSEY 07701

(732) 741-3900
FAX: (732) 224-6599

www.ghclaw.com

DIRECT DIAL NUMBER	DIRECT EMAIL	CLIENT/MATTER NO.
(732) 741-3900	INFO@GHCLAW.COM	10971-0003

EXHIBIT 5.1

June 9, 2005

Central Jersey Bancorp
627 Second Avenue
Long Branch, New Jersey 07740

Re:	Registration Statement on Form S-8 relating to the Central Jersey Bancorp 2005 Equity Incentive Plan

Ladies and Gentlemen:

        We have acted as counsel to Central Jersey Bancorp, a New Jersey corporation (the “Company”), in connection with the preparation and filing on this date by the Company with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement is being filed with the Commission for the registration of 400,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which have been reserved for issuance under the Central Jersey Bancorp 2005 Equity Incentive Plan (the “Plan”). This opinion letter has been included as an exhibit to the Registration Statement.

        In rendering the opinion set forth below, we have examined and relied upon the originals, specimens, or photostatic or certified copies of (a) the Registration Statement, (b) the Plan, and (c) such certificates, corporate and public records, agreements and instruments and other information and documents as we have deemed relevant and necessary as the basis for the opinion set forth below. In such examination, we have assumed the genuineness of all signatures, the authenticity of each document, agreement and instrument submitted to us as an original, the conformity to the original of each document, agreement and instrument submitted to us as a certified copy or photostatic copy, the conformity of the text of each document filed with the Commission through the Commission’s Electronic Data Gathering, Analysis and Retrieval System to the printed document reviewed by us, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements and representations of officers and other representatives of the Company.

Giordano, Halleran & Ciesla
     A PROFESSIONAL CORPORATION
             ATTORNEYS AT LAW

Central Jersey Bancorp
June 8, 2005

        In addition, we have assumed, in rendering the opinion set forth below, that any stock certificate evidencing any shares of the Company’s Common Stock registered under the Registration Statement, when issued under the Plan, will have been duly executed on behalf of the Company and will have been countersigned by the Company’s transfer agent and registered by the Company’s registrar prior to its issuance.

        We express no opinion concerning the laws of any jurisdiction other than those of the United States of America, and the laws of the State of New Jersey.

        Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock registered under the Registration Statement have been duly authorized, and, when issued and delivered by the Company pursuant to the Plan, and paid for in accordance with the Plan, will be validly issued, fully paid and non-assessable.

        We consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the General Rules and Regulations of the Commission.

Very truly yours, /s/ Giordano, Halleran & Ciesla, P.C. GIORDANO, HALLERAN & CIESLA A Professional Corporation

PTC:nek